As filed with the Securities and Exchange Commission on September 9, 2005

Registration No. 333-124475

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVID TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3861 (Primary Standard Industrial Classification Code Number)	04-2977748 (I.R.S. Employer Identification No.)

Avid Technology Park

One Park West

Tewksbury, Massachusetts  01876

(978) 640-6789

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

David A. Krall

President and Chief Executive Officer

Avid Technology, Inc.

Avid Technology Park

One Park West

Tewksbury, Massachusetts  01876

(978) 640-6789
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ethan E. Jacks, Esq. Avid Technology, Inc. Avid Technology Park One Park West Tewksbury, Massachusetts 01876 Telephone: (978) 640-6789 Telecopy: (978) 851-7216	Mark G. Borden, Esq. David A. Westenberg, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 Telephone: (617) 526-6000 Telecopy: (617) 526-5000

REMOVAL OF SECURITIES FROM REGISTRATION

        Pursuant to a Registration Statement on Form S-4 (File No. 333-124475) (the “Registration Statement”), Avid Technology, Inc. (“Avid”) registered 6,750,000 shares of its common stock, $.01 par value per share (“Avid Common Stock”), under the Securities Act of 1933, as amended, for issuance to holders of common stock of Pinnacle Systems, Inc. (“Pinnacle”) and options to purchase common stock of Pinnacle in connection with the merger of Highest Mountain Corporation, a wholly owned subsidiary of Avid, with and into Pinnacle (the “Merger”).  All shares of Avid Common Stock registered pursuant to the Registration Statement but not issued in connection with the Merger are hereby removed from registration pursuant to Item 512(a)(3) of Regulation S-K.

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SIGNATURES

        Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Tewksbury, Commonwealth of Massachusetts, on the 9th day of September 2005.

AVID TECHNOLOGY, INC.

By:	/s/ David A. Krall
David A. Krall
President and Chief Executive Officer

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